UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TGC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TGC INDUSTRIES, INC.

101 E. Park Blvd., Suite 955

Plano, Texas 75074

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 2, 2009

To Shareholders of

TGC INDUSTRIES, INC.:

The annual meeting of the shareholders of TGC Industries, Inc. (the “Company”) will be held at the University Club, 1 West 54th Street, New York, New York 10019, on June 2, 2009, at 10:00 a.m. (Eastern Daylight Saving Time), for the following purposes:

1.                                       To elect six directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.                                       To ratify the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm; and

3.                                       To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only shareholders of record at the close of business on April 6, 2009, are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting.  Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid.  You may revoke the proxy at any time before the commencement of the meeting.

By Order of the Board of Directors:

James K. Brata
Secretary

Plano, Texas
May 1, 2009

IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

SOLICITATION OF PROXIES

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of TGC Industries, Inc. (the “Company” or “TGC”) for the Annual Meeting of Shareholders to be held at the University Club, 1 West 54th Street, New York, New York, on June 2, 2009, at 10:00 a.m. (Eastern Daylight Saving Time), and at any adjournment thereof, for the purpose of submitting to a vote of the shareholders the actions and proposals set forth in this Proxy Statement.  The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s shareholders on or about May 1, 2009.

Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company’s officers and employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation.  Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company’s common stock, par value $.01 per share (the “Common Stock”), and in such event the Company will reimburse them for all reasonable out-of-pocket expenses so incurred.

A copy of the Annual Report to shareholders of the Company for its fiscal year ended December 31, 2008, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders

to be Held on June 2, 2009

This Proxy Statement, the accompanying proxy card, and the Company’s 2008 Annual Report to Shareholders are available at www.tgcseismic.com/proxy.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on April 6, 2009 (the “Record Date”) as the date for determination of shareholders entitled to notice of and to vote at the meeting.  As of the Record Date, there were 17,409,909 shares of Common Stock outstanding.

The Company’s Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock.  In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in his, her, or its name on the Record Date.  The Company’s Restated Articles of Incorporation prohibit cumulative voting.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the meeting to:  (1) elect six members to the Board of Directors; (2) ratify the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm; and (3) transact such other business as may properly come before the meeting and any adjournment thereof.  Each proxy will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no directions are specified will be voted for the election of directors named herein, for the ratification of the selection of the Company’s Independent Registered Public Accounting Firm, and otherwise in accordance with the judgment of the persons designated as proxies.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the meeting and vote in person in which event the proxy will be revoked.

Shareholders elect the nominated directors by a plurality of the votes cast at the annual meeting.  This means that, with regard to Proposal No. 1, the shareholders will elect the six persons receiving the highest number of “for” votes at the annual meeting. The affirmative vote of the holders of a majority of the votes cast will constitute approval of Proposal No. 2.  Abstentions are voted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.  In the election of the directors, votes withheld will have no effect on the outcome of the vote.  Abstentions will have the effect of a vote against Proposal No. 2, and broker non-votes will not be counted and will not affect the outcome of the vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting of Shareholders to comprise the entire membership of the Company’s Board of Directors.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for a term of one year and until their successors are duly elected and qualified.  The Company’s Board of Directors is currently comprised of six members.  The nominees for election were recommended to the Board of Directors by a majority of the independent directors of the Board.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management the nominees intend to serve the entire term for which election is sought.

Mr. Wayne A. Whitener, the Company’s President and Chief Executive Officer, is the only executive officer of the Company who is a nominee as set forth below.  There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 57
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008.

Chief Executive Officer, President, and Director

Allen T. McInnes, 71
Director of the Company since 1993; Chairman of the Board from July 1993 to March 2004; Secretary of the Company from November 1997 to March 2004; Chief Executive Officer of the Company from August 1993 to March 1996; Executive Vice-President and Director of Tenneco, Inc. from 1960-1992; President and Chief Executive Officer of Tetra Technologies, Inc. from April 1996 to September 2001; Director of Tetra Technologies, a chemical manufacturer, from 1996 to present; Chairman of the Board, President, and Treasurer of Chase Packaging Corporation, a development stage company, since 1997; Dean of the Rawls College of Business at Texas Tech University from August 2001 to present.

Director

William J. Barrett, 69
Director of the Company since 1980; Secretary of the Company from 1986 to November 1997; President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002; Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Director, Executive Vice President, and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Chairman of the Board of Rumson-Fair Haven Bank and Trust, a New Jersey state independent, commercial bank and trust company, since 2000; Director of MassMutual Corporate Investors, a close-end investment company, since July of 2006; Director of MassMutual Participation Investors, a close-end investment company, since July of 2006; Director of Chase Packaging Corporation, a development stage company, since 2001.

Director

Name, Age, and Business Experience	Positions with Company

Herbert M. Gardner, 69
Director of the Company since 1980; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002; Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Director of Nu-Horizons Electronics Corp., an electronics component distributor, since 1984; Director of MKTG, Inc. (formerly Co-Active Marketing Group, Inc.), a marketing and sales promotion company, since 1997; Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, since 2000; Director of Chase Packaging Corporation, a development stage company, since 2001.

Director

Edward L. Flynn, 74
Director of the Company since 1999; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2007; Director of Chase Packaging Corporation, a development stage company, since 2007.

Director

Stephanie P. Hurtt, 64
Director of the Company since 2007; Member of Finance Committee of McKee Botanical Garden since 2006; Member of Board of Directors of McKee Botanical Garden since 2008; former Treasurer of Navesink River Auxiliary for Riverview Hospital; former Assistant in the Development Office of The Rumson Country Day School; and recipient of B.S., Business Administration from Simmons College, Boston, MA.

Director

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 57
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008.

Chief Executive Officer, President, and Director

Daniel G. Winn, 58
Vice President of the Company since June 2004; Operations Manager of the Company from August 1997 to June 2004; Operations Supervisor of the Company from January 1990 to August 1997; Operations Supervisor for Halliburton Geophysical from January 1988 to January 1990.

Vice President

James K. Brata, 53
Secretary and Treasurer of the Company since March 2009; Chief Financial Officer of the Company since October 2008; Vice President of the Company since June 2008; Assistant Corporate Controller for Sport Supply Group from February 2007 to October 2007; President of South TX Outfitters from July 2002 to December 2006.

Vice President, Chief Financial Officer, Secretary, and Treasurer

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to the Company to be the beneficial owner(s) as of the Record Date of more than five percent (5%) of the Common Stock.  Such tabulation also sets forth the number of shares of Common Stock beneficially owned as of the Record Date by all of the Company’s directors, named executive officers, and nominees for director, and all directors and executive officers of the Company as a group.  Persons having direct beneficial ownership of Common Stock possess the sole voting and dispositive power in regard to such stock.  As of the Record Date there were 17,409,909 shares of Common Stock outstanding.

The following tabulation also includes Common Stock covered by:  (i) options granted under the Company’s 1999 Stock Option Plan and options granted under the Company’s 2006 Stock Awards Plan, which options are collectively referred to as “Stock Options”; and (ii) restricted shares issued under the Company’s 2006 Stock Awards Plan, which shares are collectively referred to as “Restricted Stock.”  The Stock Options have no voting or dividend rights.  The Restricted Stock has full voting and dividend rights.  However, recipients of Restricted Stock will not possess dispositive power over such stock until the respective recipient has fulfilled the service requirements and the restrictions have been removed from such stock.

Name & Address Of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

Wayne A. Whitener TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, Texas 75074	Common	146,436	(2)(6)	*

William J. Barrett 19 Point Milou St. Barthelemy, FWI	Common	1,793,755	(2)(3)	10.29%

Herbert M. Gardner 636 River Road Fair Haven, NJ 07704	Common	653,029	(2)(4)	3.75%

Allen T. McInnes 4532 7th Street Lubbock, TX 79416	Common	947,467	(2)	5.44%

Edward L. Flynn 7511 Myrtle Avenue Glendale, New York 11385	Common	1,371,448	(2)(5)	7.87%

Stephanie P. Hurtt 188 East Bergen Place Ste 205 Red Bank, NJ 07701	Common	33,500	(2)	*

James K. Brata TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	11,500	(8)	*

Daniel G. Winn TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	38,874	(2)(6)	*

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	Common	1,742,649	(7)	10.02%

All directors and officers as a group of eight (8) persons	Common	4,996,009	(2)(3)(4)(5)(6)(8)	28.41%

* Less than 1%

(1)           The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.  In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of certain Stock Options were deemed to be currently outstanding solely with respect to the holders of such Stock Options.

(2)           Includes the number of shares of Common Stock set forth opposite the person’s name in the following table, which shares are deemed to be beneficially owned for purposes hereof as a result of the ownership of Stock Options.

Stock Options
Wayne A. Whitener	57,881
William J. Barrett	22,613
Herbert M. Gardner	22,613
Allen T. McInnes	22,613
Edward L. Flynn	22,613
Stephanie P. Hurtt	20,998
Daniel G. Winn	5,789

All directors and officers as a group	175,120

(3)           Includes 146,041 shares of Common Stock owned by William J. Barrett’s wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

(4)           Includes 66,194 shares of Common Stock owned by Herbert M. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(5)           Includes 249,223 shares of Common Stock owned by Edward L. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.  Also includes 25,000 shares held by Flynn Meyer PSP&T #1.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(6)           Includes 30,000 and 11,000 shares of Restricted Stock issued on April 20, 2006, to Messrs. Whitener and Winn, respectively.  These shares of Restricted Stock became fully vested (i.e., all restrictions have lapsed) on April 20, 2009.  Messrs. Whitener and Winn have full voting and dividend rights on all of their respective shares of Restricted Stock.

(7)           Information based solely on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2009.

(8)           Includes 10,000 shares of Restricted Stock issued to Mr. Brata on June 16, 2008.  These shares of Restricted Stock vest (i.e., the restrictions lapse) 33% on June 16, 2009, 33% on June 16, 2010, and 34% on June 16, 2011, provided the recipient remains employed by the Company.  Mr. Brata has full voting and dividend rights on all of his shares of Restricted Stock.

Depositories such as The Depository Trust Company (Cede & Company) as of the Record Date held, in the aggregate, more than 5% of the then outstanding Common Stock voting shares.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC certain reports of beneficial ownership of Common Stock.  Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the last fiscal year.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS;

INDEPENDENT DIRECTORS

The Company’s Executive Committee is comprised of Messrs. McInnes, Barrett and Gardner.  The Executive Committee, which met one time in 2008, is charged by the Company’s bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Company’s Compensation Committee is comprised of Messrs. McInnes, Gardner, Flynn, and Ms. Hurtt.  The Compensation Committee conducted one meeting in 2008.  The Compensation Committee is responsible for the oversight of the Company’s executive compensation and benefit policies to ensure that they are fair, reasonable and competitive.

The Company’s Audit Committee is comprised of Messrs. McInnes, Gardner, Flynn, and Ms. Hurtt.  The Audit Committee conducted four meetings in 2008.  The purpose and functions of the Audit Committee are to: appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Company’s Stock Awards Committee is comprised of Messrs. McInnes, Barrett, and Gardner.  The Stock Awards Committee had one meeting during 2008. The Stock Awards Committee is responsible for awarding incentive stock options, nonqualified stock options, reload options, Common Stock, and Restricted Stock to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis by the Board of Directors.

In carrying out the functions of a Nominating Committee, the Board of Directors does not rely on a Nominating Committee Charter.  The independent directors of the Company utilize the following criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•                  personal characteristics, including such matters as integrity, age, education, diversity of background and experience, and absence of potential conflicts of interest with the Company or its operations;

•                  the availability and willingness to devote sufficient time to the duties of a director of the Company;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in the Company’s industry and with relevant social policy concerns;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the Company’s operations; and

•                  practical and mature business judgment.

The criteria are not exhaustive and the independent directors and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors’ goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the independent directors have not set any minimum qualifications and also consider candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and that the overall composition of the Board meets all applicable independence requirements, the independent directors do not have any specific skills that they believe are necessary for any individual director to possess. Instead, the independent directors evaluate potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

Acting in the capacity of a Nominating Committee, the Board of Directors has not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since at no time in the history of the Company has any such recommendation ever been received from any of the Company’s security holders.

During the fiscal year ended December 31, 2008, the Board of Directors held seven special meetings in addition to its regular meeting.  All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Board of Directors has determined that the following four directors are “independent directors” as that term is defined in NASDAQ’s listing standards:  Allen T. McInnes; Herbert M. Gardner; Edward L. Flynn; and Stephanie P. Hurtt.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s executive officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  A copy of the Code of Ethics may be obtained without charge by written request to the Company as follows:  TGC Industries, Inc., 101 Park Blvd., Suite 955, Plano, Texas 75074, Attn: James K. Brata, Secretary.

Shareholder Communications

The Company has established a process for shareholders to send their communications to the Board of Directors. Any shareholder who desires to contact an individual director, the entire Board of Directors, or a committee of the Board of Directors may mail a written communication to the Secretary, TCG Industries, Inc., 101 E. Park Blvd., Suite 955, Plano, Texas 75074.  The Secretary will submit all shareholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder communication relating to the Company’s accounting, internal accounting controls, or auditing will be referred to the members of the Audit Committee.

The Secretary will send a written acknowledgment to a shareholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such shareholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder wishing to contact the directors may do so anonymously; however, shareholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

The following communications to the directors will not be considered a shareholder communication: (i) communication from a Company officer or director; (ii) communication from a Company employee or agent, unless submitted solely in such employee’s or agent’s capacity as a shareholder; and (iii) any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. McInnes, Gardner, Flynn, and Ms. Hurtt.  Messrs. Gardner and Whitener also serve as directors of Supreme Industries, Inc. (“Supreme”) and  Mr. Whitener serves on Supreme’s compensation committee.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available at www.tgcseismic.com. The members of the Audit Committee are independent as defined in NASDAQ’s listing standards (which is the national securities exchange definition of “independent” the Audit Committee has chosen to use as required under SEC rules).  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. McInnes qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC rules, and his experience and background are described above under the heading “Proposal No. 1, Election of Directors.”  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2008 Annual Report to Shareholders. Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management; and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Lane Gorman Trubitt, L.L.P., the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees.” SAS No. 61 requires the Company’s independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to:  (i) their responsibility under auditing standards generally accepted in the United States of America; (ii) significant accounting policies; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Lane Gorman Trubitt, L.L.P. a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Lane Gorman Trubitt, L.L.P. and the Company that in its professional judgment may reasonably be thought to bear on its independence.  Lane Gorman Trubitt, L.L.P. has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2008 Annual Report to Shareholders, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on:  (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent accountants with respect to such financial statements.

The Audit Committee:
Allen T. McInnes, Chairman
Herbert M. Gardner
Edward L Flynn
Stephanie P. Hurtt

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by the Company’s Independent Registered Public Accounting Firm, Lane Gorman Trubitt, L.L.P. (the “Independent Auditor”), for professional services rendered for the audits of our annual financial statements and audit-related fees, tax fees, and all other fees for the fiscal years ended December 31 of 2008 and 2007, as compiled on an invoice-date basis:

	2008	2007

Audit fees (1)	$99,717	$86,399
Audit-related fees (2)	—	1,300
Tax fees (3)	34,598	55,086

Total fees	$134,315	$142,785

(1)                  Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, and the reviews of the financial statements included in the Company’s quarterly reports.

(2)                  Audit-Related Fees in 2007 were in connection with the filing by the Company of a Form S-8 registration statement.

(3)                  Tax Fees consist of fees for professional services rendered to the Company for tax compliance.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the Independent Auditor engaged to conduct the annual audit of the Company’s financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the Independent Auditor, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the Independent Auditor during the fiscal years ended December 31, 2008 and 2007.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s Independent Auditor during the year ended December 31, 2008, were compatible with maintaining the independence of such accountants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation

Since October 16, 2007, the members of the Compensation Committee have been Messrs. McInnes, Gardner, and Flynn, and Ms. Hurtt.  Prior to the formation of the Compensation Committee, the Company’s compensation policy and annual compensation applicable to the Company’s executive officers were performed by the Board of Directors.  The responsibilities of the Compensation Committee include establishing and implementing the Company’s overall executive compensation philosophy.  Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer, Vice Presidents and Chief Financial Officer, Secretary, and Treasurer during 2008, included in the Summary Compensation Table, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The primary objectives of our compensation policy are to build shareholder value and recognize the contributions each executive makes to the Company’s success.  In setting compensation levels, the Compensation Committee has established the following compensation philosophy and objectives for the Company’s executive officers:

•                  Align the interests of executives, including the Company’s executive officers, with those of the shareholders. The Compensation Committee believes it is appropriate to tie a portion of executive compensation to the value of the Common Stock in order to more closely align the interests of executive officers with the interests of the shareholders. The Compensation Committee also believes that executives should have a meaningful ownership interest in the Company and has established and regularly reviews executive stock ownership.

•                  Have a significant portion of pay that is performance-based. The Company expects superior performance. The Company’s executive compensation programs are designed to reward executives based on performance.  The Compensation Committee believes that compensation paid to executives should closely align their performance with the performance of the Company on both a short-term and long-term basis.

•                  Provide competitive compensation. The Company’s executive compensation programs are designed to attract, retain, and motivate highly qualified executives critical to achieving the Company’s strategic objectives and building shareholder value.

The Compensation Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the Company’s strategic goals, or other relevant factors. The Company’s Chief Executive Officer, who is also a member of the Board, does not serve as a member of the Compensation Committee, but does participate in setting executive compensation other than his own.  The Compensation Committee reviews the individual performance of each executive officer and the financial performance of the Company.  The Compensation Committee also takes into account salary levels, bonus plans, stock incentive plans, and other compensation packages made available to executive officers of companies of similar size and nature.

The Compensation Committee uses a variety of compensation elements to reach its compensation objectives, including current salary, bonus opportunity, and long term equity-based incentives, all of which are discussed in detail below.  Specifically, the Compensation Committee believes that executive compensation should include the following three components:

•                  Annual Base Salary.  The Company’s objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements, to attract and retain executives.

•                  Annual Cash Bonus Opportunity.  The Company uses annual cash bonuses to reward executives for the roles they play in the achievement of annual Company profitability.

•                  Long-Term Equity-Based Incentives.  The Company utilizes stock related plans including options and stock grants as long-term equity-based incentives to foster a long-term view of what is in the best interests of the Company and its shareholders by better aligning the interests of the executives with those of the shareholders.

The Compensation Committee reviews and approves, on an annual basis, annual compensation for executive officers, which compensation consists of base salary and bonus (discussed below).  The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation.

Annual Base Salary

The Company pays its executive officers a base salary to remain competitive in the market.  The base salaries are less performance-based than the annual cash bonuses and long-term equity-based incentives.  During 2008, the base salaries of certain named executive officers were increased as follows: $35,769 in Mr. Whitener’s base salary to $242,308; $24,901 in Mr. Winn’s base salary to $144,098 and $4,994 in Mr. Uselton’s base salary to $87,530.  These salary increases were largely reflective of the Compensation Committee’s perception of individual performance, competitiveness of salary in the marketplace, and inflation adjustments.

Annual Cash Bonus Opportunity

In order to provide incentives for future annual performance, the Company believes that a meaningful portion of certain executive officer’s and other key employees’ compensation should be in the form of a cash incentive bonus.  Cash incentive bonus payments are discretionary and are based primarily on the executive officer’s contribution to the Company’s profitability over the applicable performance measurement periods. The Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the shareholders of the Company. The Company’s policy is to set aside in a bonus pool a portion of its pre-tax profit as determined by the Company’s Chief Executive Officer and approved by the Board.  No specific formula is used in making such bonus determinations to the individuals eligible to participate in the bonus pool, but senior management recommends to the Compensation Committee the allocation of the bonus pool based on each employee’s contribution to the Company’s profitability during the year.  In measuring each employee’s contribution to the Company’s profitability, the Compensation Committee relies on personal qualitative factors (such as effective leadership and communication) rather than quantitative performance goals of the Company (such as specific revenue or earnings targets).

Messrs. Winn and Brata are the two named executive officers who were eligible for annual cash bonuses under the Company’s bonus plan in 2008.  Messrs. Winn and Uselton were the two named executive officers who were eligible for annual cash bonuses under the Company’s  bonus plan in 2007.  In December of 2008, Messrs. Winn and Brata received cash bonuses of $25,000 and $15,000, respectively.  These bonuses were paid out of the bonus pool based on the Company’s 2008 performance.  In December of 2007, Messrs. Winn and Uselton, were paid cash bonuses of $30,000 and $18,000, respectively.  These bonuses were paid out of the bonus pool based on the Company’s 2007 performance.  The bonuses received by Mr. Whitener are provided for in his employment contract.  See “Executive Compensation — Employment Contract” for a description of the employment contract between the Company and Mr. Whitener.

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the executive officers and its shareholders is for such officers to own a meaningful amount of its Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the executive officers under its 1999 Stock Option Plan and 2006 Stock Awards Plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management of the Company.  Based on the review and discussions referred to in the preceding sentence, the Compensation Committee has recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in the Proxy Statement.

The Compensation Committee:
Allen T. McInnes, Chairman
Herbert M. Gardner
Edward L Flynn
Stephanie P. Hurtt

The table below sets forth, on an accrual basis, all cash and cash equivalent remuneration paid by the Company during 2008 and 2007 to the Company’s Chief Executive Officer and the Company’s three most highly compensated executive officers (other than the chief executive officer) who were serving as executive officers at the end of 2008, the “named executive officers.”  The individuals listed below are the only executive officers employed by the Company.

Summary Compensation Table

Name and		Base		Stock	Option	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)

Wayne A. Whitener	2008	242,308	115,000	111,002	20,336	15,227	372,535
President and CEO	2007	206,539	175,000	110,747	40,752	11,903	393,442

Daniel G. Winn	2008	144,098	25,000	40,684	3,812	11,587	180,685
Vice President	2007	119,197	30,000	40,608	4,257	10,604	159,801

James K. Brata (4)	2008	67,308	15,000	15,636	2,135	1,025	83,333
Vice President, Secretary, Treasurer, and CFO	2007	—	—	—	—	—	—

Kenneth W. Uselton (4)	2008	87,530	—	33,284	1,677	4,469	91,999
Former Secretary, Treasurer, and CFO	2007	82,536	18,000	33,235	4,199	4,660	105,196

(1)          The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of awards pursuant to the Company’s 1999 Stock Option Plan (the “1999 Plan”) and 2006 Stock Awards Plan (the “2006 Plan”).  Assumptions used in the calculation of these amounts are included in Note B to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.

(2)          Includes (in addition to certain perquisites and personal benefits) the Company’s matching contribution to its Section 401(k) Retirement Plan.

(3)          Includes columns (c), (d), and (i).

(4)          James K. Brata was hired as Vice President of the Company on June 16, 2008.  Kenneth W. Uselton, the former Secretary, Treasurer, and Chief Financial Officer retired effective September 30, 2008.  Upon Mr. Uselton’s retirement, Mr. Brata was named Chief Financial Officer in October of 2008 and in March 2009 was appointed Secretary and Treasurer of the Company.

All Other Compensation

The following table describes each component of column (i) of the Summary Compensation Table.

		Car	Insurance	401(k)	Club	Tax
		Allowance	Premium	Match	Membership	Prep	Total
	Year	($)	($)	($)	($)	($)	($)

Wayne A. Whitener	2008	7,186	516	3,604	3,246	675	15,227
	2007	4,556	516	1,260	5,072	499	11,903

Daniel G. Winn	2008	4,620	516	4,462	1,989	—	11,587
	2007	3,713	516	4,587	1,788	—	10,604

James K. Brata	2008	887	138	—	—	—	1,025
	2007	—	—	—	—	—	—

Kenneth W. Uselton	2008	1,627	858	1,984	—	—	4,469
	2007	1,869	792	1,999	—	—	4,660

Grants of Plan-Based Awards

The following table presents grants of equity awards during the fiscal year ending December 31, 2008:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Wayne Whitener	10-24-2008	—	50,000	3.37	168,500

Daniel G. Winn	10-24-2008	—	30,000	3.37	101,100

James K. Brata	6-16-2008	10,000	—	8.66	86,600
	10-24-2008		30,000	3.37	101,100

Kenneth W. Uselton	—	—	—	—	—

Option Exercises and Stock Vested

The following table sets forth certain information regarding the year-end value of options held by the Company’s named executive officers during the fiscal year ended December 31, 2008.  There are no stock appreciation rights outstanding.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	On Exercise	Acquired on Vesting	On Vesting
Name	(#)	($)	(#)	($)

Wayne A. Whitener	—	—	10,914	81,637

Daniel G. Winn	—	—	4,001	29,927

James K. Brata	—	—	—	—

Kenneth W. Uselton	—	—	3,274	24,490

Employment Contract

Effective September 11, 2008, the Company entered into an Amended and Restated Employment Contract (the “Employment Contract”) with Mr. Whitener. The Employment Contract is for a term ending on July 31, 2010, and provides for a base salary of $250,000 per year and an annual performance bonus if approved by the Company’s Board of Directors. Upon termination of Mr. Whitener by the Company other than for cause (which includes termination resulting from a change in control), Mr. Whitener would receive the remaining portion of his base salary through July 31, 2010, plus his proportionate share of the bonus.  If Mr. Whitener is terminated by the Company for cause, or if he terminates his employment for any reason, Mr. Whitener will not receive any future payments under the Employment Contract other than any amounts accrued to him as of the date of termination.  The Employment Contract contains a confidentiality provision that is effective during and after his employment with the Company and a non-competition provision that is effective for one year after the termination of Mr. Whitener’s employment for any reason (other than termination resulting from a change of control of the Company).

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the holdings of Stock Options and Restricted Stock by the named executive officers at December 31, 2008.

Option Awards					Stock Awards
						Equity
						Incentive
					Equity	Plan
					Incentive	Awards:
					Plan	Market
					Awards:	Payout
					Number of	Value
		Number of			Unearned	of Unearned
	Number of	Securities			Shares or	Shares or
	Securities	Underlying			Other	Other
	Underlying	Unexercised			Rights	Rights
	Unexercised	Options	Option	Option	That Have	That Have
	Options	(#)	Exercise	Expiration	Not Vested	Not Vested
	(#)	Unexercisable	Price	Date	(#)	($)
Name	Exercisable	(1)	($)	-	(2)	(3)

Wayne A. Whitener	57,881	—	4.60	6/7/2010	—	—
	—	50,000	3.37	10/24/2013	—	—
	—	—	—	—	11,246	22,829

Daniel G. Winn	5,789	—	4.60	6/7/2010	—	—
	—	30,000	3.37	10/24/2013	—	—
	—	—	—	—	4,123	8,370

James K. Brata	—	30,000	3.37	10/24/2013	—	—
	—	—	—	—	10,000	20,300

Kenneth W. Uselton	6,946	—	0.69	2/20/2009	—	—
	5,789	—	4.60	6/7/2010	—	—
	—	—	—	—	3,374	6,849

(1)          The following table provides the vesting dates as of December 31, 2008 for unvested Stock Options.

Wayne A. Whitener	Daniel G. Winn	James K. Brata	Kenneth W. Uselton

10-24-2009 (33%)	10-24-2009 (33%)	10-24-2009 (33%)	—
10-24-2010 (33%)	10-24-2010 (33%)	10-24-2010 (33%)	—
10-24-2011 (34%)	10-24-2011 (34%)	10-24-2011 (34%)	—

(2)   The following table provides the vesting dates as of December 31, 2008 for unvested Restricted Stock.

Wayne A. Whitener	Daniel G. Winn	James K. Brata	Kenneth W. Uselton

4-20-2009	4-20-2009	6-16-2009 (33%)	4-20-2009
6-16-2010 (33%)
6-16-2011 (34%)

(3)          The market value is based on the December 31, 2008 closing price of $2.03 per share.

DIRECTOR COMPENSATION

Each outside director receives fees with an annual value of $50,000 ($20,000 of which is payable in quarterly cash payments of $5,000, and Stock Options with an annual value of $30,000).  The Stock Options vest 50% upon receipt and 50% one year later.  In addition, each outside director receives $1,500 for each board meeting attended, $750 for each committee meeting attended, and $10,000 annually to the Chairman of the Audit Committee.  Directors who are employees of the Company do not receive directors’ fees.

The following table provides information about the compensation paid to the members of the Board of Directors during 2008.

	Fees
	Earned
	or Paid
	In	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)(1)(2)	($)	($)

William J. Barrett	32,000	—	30,000	—	62,000
Edward L. Flynn	32,000	—	30,000	—	62,000
Herbert M. Gardner	33,500	—	30,000	—	63,500
Stephanie P. Hurtt	30,500	—	30,000	—	60,500
Allen T. McInnes	45,000	—	30,000	—	75,000
Wayne A. Whitener	—	—	—	—	—

(1)          Amounts reflect the dollar amounts recognized as directors’ expense in the Statements of Income for the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”) for 50% of the Stock Options that vested upon receipt, and the remaining 50% of the 2007 Stock Options that vested in 2008.

(2)          The fair value as of the grant date of the Stock Options granted in fiscal 2008 for each of Messrs. McInnes, Barrett, Gardner and Flynn and Ms. Hurtt was $75,221.19.  Such fair value was determined in accordance with SFAS 123R and represents the full fair value as of the grant date for the Stock Options granted during fiscal 2008 to the Company’s non-employee directors.  As of December 31, 2008, the directors had options exercisable into the following numbers of shares:  Mr. McInnes—22,613 shares; Mr. Barrett—22,613 shares; Mr. Gardner—22,613 shares; Mr. Flynn—22,613 shares; and Ms. Hurtt—20,998 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND

CERTAIN CONTROL PERSONS

The Company did not engage in any transaction during the 2008 fiscal year, and does not currently propose to enter into any transaction, in which any related person had or will have a direct or indirect material interest in excess of $120,000.

It is the Company’s policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal shareholders, or members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under Securities and Exchange Commission disclosure rules.  Management advises the Audit Committee on a regular basis and seeks their approval of any such transaction that is proposed to be entered into or continued.

PROPOSAL NO. 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Lane Gorman Trubitt, L.L.P. to serve as auditors of the Company.  It is not expected that a representative of Lane Gorman Trubitt, L.L.P. will be present at the Annual Meeting of Shareholders.  Proposal No. 2 is for the ratification of the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2009.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 2.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company’s Annual Meeting of Shareholders in 2010 must be received by the Company at its principal executive offices in Plano, Texas on or before January 5, 2010, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a shareholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its principal executive offices in Plano, Texas no later than March 19, 2010.

FINANCIAL STATEMENTS

Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 2008 enclosed herewith.

0 14475 COMMON STOCK PROXY TGC INDUSTRIES, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, June 2, 2009 The undersigned hereby appoint(s) James K. Brata or Wayne A. Whitener, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of the Shareholders of the Company to be held on June 2, 2009, and any adjournments thereof. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF TGC INDUSTRIES, INC. June 2, 2009 COMMON STOCK PROXY NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.tgcseismic.com/proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS OF THE COMPANY O Wayne A. Whitener O William J. Barrett O Herbert M. Gardner O Allen T. McInnes O Edward L. Flynn O Stephanie P. Hurtt 2. RATIFICATION OF SELECTION OF LANE GORMAN TRUBITT, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20630000000000000000 6 060209